Exhibit 99.1

www.nortel.com

FOR IMMEDIATE RELEASE	January 6, 2005

For more information:

Media	Investors
Tina Warren	(888) 901-7286
(905) 863-4702	(905) 863-6049
tinawarr@nortelnetworks.com	investor@nortelnetworks.com

Nortel Provides Status Update
Expects to Commence Filing of Financial Statements on January 10, 2005

TORONTO — Nortel Networks* Corporation [NYSE/TSX:NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today provided a status update pursuant to the alternative information guidelines of the Ontario Securities Commission. These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.

The Company and NNL reported that there have been no material developments in the matters reported in their status updates of June 2, 2004, June 15, 2004, June 29, 2004, July 13, 2004, July 27, 2004, August 10, 2004, August 19, 2004, September 2, 2004, September 16, 2004, September 30, 2004, October 14, 2004, October 27, 2004, November 11, 2004, November 24, 2004, December 8, 2004, December 21, 2004 and the Company’s press release “New York Stock Exchange Grants Nortel Three Month Extension” dated January 3, 2005, with the exception of the matters described below.

Filing of Financial Statements

Consistent with previous announcements, Nortel Networks Corporation expects that it will commence to file its audited financial statements for the year 2003 prepared in accordance with United States and Canadian generally accepted accounting principles, and related Annual Report on Form 10-K and Canadian filing, on January 10, 2005. In conjunction with the filing of these statements and related periodic reports, the Company will issue a press release. In addition, the Company plans to hold a conference call to discuss the filings followed by a media question and answer session. The details of the conference call and media press conference will be provided in a separate communication.

The Company expects that its subsidiary NNL will file its audited financial statements for the year 2003 prepared in accordance with United States and Canadian generally accepted accounting principles, and related Annual Report on Form 10-K and Canadian filing, shortly after the filing of the Company’s 2003 audited financial statements and related periodic reports. Further, the Company expects that it and NNL will file their unaudited financial statements for the first and second quarters of 2004, and related periodic reports, before the end of January 2005 and follow as soon as practicable thereafter with the filing of their unaudited financial statements for the third quarter of 2004 and related periodic reports and any required amendments to periodic reports for prior periods.

Outlook

The Company now expects revenues in the fourth quarter of 2004 to be approximately US$2.8 billion.

EDC Support Facility

As previously announced, NNL obtained a further waiver on December 10, 2004 from Export Development Canada (“EDC”) of certain defaults under the EDC performance-related support facility (the “EDC Support Facility”) related to the delay by the Company and NNL in filing the Company’s and NNL’s 2003 Annual Reports on Form 10-K (the “2003 Annual Reports”), and Quarterly Reports on Form 10-Q for the first, second and third quarters of 2004 (the “2004 Quarterly Reports”), in each case with the U.S. Securities and Exchange Commission (the “SEC”), the trustees under the Company’s and NNL’s public debt indentures and EDC. The waiver also applies to certain additional breaches under the EDC Support Facility related to the delayed filings and the planned restatements and revisions to the Company’s and NNL’s prior financial results (the “Related Breaches”).

The current waiver from EDC will expire on January 15, 2005. As the Company and NNL do not expect to deliver the 2004 Quarterly Reports by January 15, 2005, EDC will have the right, on such date, unless EDC has granted a further waiver in relation to these delayed filings and the Related Breaches, to terminate the EDC Support Facility, exercise certain rights against collateral or require NNL to cash collaterize all existing support. While NNL is seeking a new waiver from EDC in connection with the delay in filing the 2004 Quarterly Reports, there can be no assurance that NNL will receive a new waiver or as to the terms of any such waiver.

In addition, the Related Breaches will continue beyond the filing of the 2003 Annual Reports and the 2004 Quarterly Reports. Accordingly, EDC will have the right (absent a further waiver of the Related Breaches) to terminate or suspend the EDC Support Facility or exercise certain rights against collateral notwithstanding the filing of the 2003 Annual Reports and the 2004 Quarterly Reports. While NNL expects to seek a permanent waiver from EDC in connection with the Related Breaches, there can be no assurance that NNL will receive a permanent waiver, or any waiver or as to the terms of any such waiver.

The EDC Support Facility provides up to US$750 million in support, all presently on an uncommitted basis. The US$300 million revolving small bond sub-facility of the EDC Support Facility will not become committed support until all of the delayed reports are filed with the SEC and NNL obtains a permanent waiver of the Related Breaches. As of December 31, 2004, there was approximately US$296 million outstanding support utilized under the EDC Support Facility, approximately US$212 million of which was outstanding under the small bond sub-facility.

The Company’s and NNL’s next bi-weekly status update is expected to be released during the week of January 17, 2005.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel’s independent review and planned restatement or revisions of its previously announced or filed financial results; the resolution of the accounting issues announced on November 11, 2004, including the outcome of discussions with the United States Securities and Exchange Commission; the impact of the management changes announced on April 28, 2004 and August 19, 2004; the impact of the inability to meet Nortel’s filing obligations on support facilities and public debt obligations; any potential delisting or suspension of the Company’s or NNL’s securities; the adverse resolution of litigation, investigations, intellectual property disputes and similar matters; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; the communication by Nortel’s auditors of the existence of material weaknesses in internal controls; Nortel’s ability to recruit and retain qualified employees; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flows; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel’s purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.